Exhibit 3.1

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A CAYMAN ISLANDS CORPORATION UNDER THE NAME OF “HCM II ACQUISITION CORP.” TO A DELAWARE CORPORATION, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF OCTOBER, A.D. 2025, AT 1:13 O`CLOCK P.M.

10377140 8100F SR# 20254352750	Authentication: 205119252 Date: 10-23-25
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:13 PM 10/23/2025
FILED 01:13 PM 10/23/2025
SR 20254352750 - File Number 10377140

STATE OF DELAWARE

CERTIFICATE OF DOMESTICATION

FROM A NON-DELAWARE CORPORATION

TO A DELAWARE CORPORATION

PURSUANT TO SECTION 388 OF THE

DELAWARE GENERAL CORPORATION LAW

HCM II Acquisition Corp., presently a Cayman Islands exempted company, organized and existing under the laws of the Cayman Islands (the “Non-Delaware Corporation”), does hereby certify:

1)	The Non-Delaware Corporation was first formed on April 4, 2024.

2)	The name under which the Non-Delaware Corporation first formed was HCM II Acquisition Corp., and the jurisdiction where the Non-Delaware Corporation first formed is the Cayman Islands.

3)	The name of the Non-Delaware Corporation immediately prior to filing this Certificate is HCM II Acquisition Corp.

4)	The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Non-Delaware Corporation or any other equivalent thereto under applicable law, immediately prior to the filing of this Certificate is the Cayman Islands.

5)	The name of the Corporation as set forth in the Certificate of Incorporation is HCM II Acquisition Corp.

6)	The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Non-Delaware Corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

[Signature on next page.]

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation has executed this Certificate on the 23rd day of October, 2025.

HCM II Acquisition Corp., a Cayman Islands exempted company

/s/ Shawn Matthews
Name:	Shawn Matthews
Title:	Chairman and Chief Executive Officer

[Signature Page to Certificate of Domestication]

3